U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2012

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, the Compensation Committee of our Board of Directors (the “Compensation Committee”) adopted a new form of Performance Restricted Stock Award Agreement pursuant to our 1999 BRE Stock Incentive Plan (the “Plan”).

Our form of executive officer Performance Restricted Stock Award Agreement sets forth the terms and conditions on which restricted shares of our common stock are earned by the award recipient. 50% of each award will be earned ratably over four years on each anniversary of the grant date subject to continuous employment, and 50% will be earned on the fourth anniversary of the grant date, determined based on our achievement of performance goals and subject to certain adjustments as set forth in the Performance Restricted Stock Award Agreement, with the exact number of shares earned determined based upon our performance over a four year period. The vesting of 85% of the performance shares (the “Metric Vested Shares”) at the end of the fourth year is based upon measurable performance criteria established by the Compensation Committee with the remaining 15% of the performance shares to be earned based upon an evaluation by the Compensation Committee of the performance of BRE in completing and/or carrying out the execution of BRE’s business plan, the flexibility in decision making and maintenance of the opportunity to be flexible, portfolio management, balance sheet management, focus on organizational objectives, progress on initiatives and such other aspects as the Compensation Committee may decide. This separate set of performance shares will vest in an amount equal to a percentage between zero and 200%.

An additional number of performance shares (the “Reserve Performance Shares”) may also be awarded if any Goal (as defined in the Performance Restricted Stock Award Agreement) achieved as of the performance vesting date is greater than the target for such Goal, with the actual number of shares awarded being determined based on the extent by which the target for each Goal is exceeded. The maximum number of these Reserve Performance Shares which may vest and be awarded is equal to 100% of the performance shares award. If the sum of the Metric Vested Shares and Reserve Performance Shares exceeds 100% of the target award amount of Metric Vested Shares, then the excess will be issued and vest on the performance vesting date or on the first anniversary thereafter that our shareholder return from the start of the performance period until the end of the year prior to the date such shares may vest is positive, provided if the shares have not vested on or before the third anniversary following the performance vesting date, such shares shall not be issued and vest.

On January 25, 2012, the Compensation Committee approved grants of performance restricted shares under the Plan to certain of our executive officers, including our chief executive officer, chief financial officer and the other named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission). Constance B. Moore, our President and Chief Executive Officer, was awarded 17,081 time-vested shares, 17,081 performance restricted shares and options to purchase 32,593 shares of our common stock. John A. Schissel, our Executive Vice President, Chief Financial Officer, was awarded 5,629 time-vested shares, 5,629 performance restricted shares and options to purchase 10,741 shares of our common stock. Stephen C. Dominiak, our Executive Vice President, Chief Investment Officer, was awarded 6,599 time-vested shares, 6,599 performance restricted shares and options to purchase 12,593 shares of our common stock. Kerry Fanwick, our Executive Vice President, General Counsel and Secretary, was awarded 4,464 time-vested shares, 4,464 performance restricted shares and options to purchase 8,519 shares of our common stock. Deborah J. Jones, our Executive Vice President, Associate Relations and Development, was awarded 4,464 time-vested shares, 4,464 performance restricted shares and options to purchase 8,519 shares of our common stock.

The foregoing description of our form of executive officer Performance Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of our form of executive officer Performance Restricted Stock Award Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Executive Officer Performance Restricted Stock Award Agreement under 1999 BRE Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: January 31, 2012	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Its:	Executive Vice President, General Counsel and Secretary

Exhibit Number	Description

10.1	Form of Executive Officer Performance Restricted Stock Award Agreement under 1999 BRE Stock Incentive Plan, as amended.